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                             PROCOM TECHNOLOGY,INC.

                      EXHIBIT 21.1 -- LIST OF SUBSIDIARIES


                                                      STATE OR JURISDICTION
               NAME OF LEGAL ENTITY                     OF INCORPORATION
               --------------------                     ----------------
          Procom Technology FSC                        U.S. Virgin Islands
          Megabyte Computerhandels AG                  Germany
          Invincible Technology Acquisition Corp.      Massachusetts


          All are wholly-owned subsidiaries of Procom Technology, Inc.

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